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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  ------------




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 21, 1998
                        (Date of earliest event reported)


                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                     0-27488              94-3136539
  (State or other jurisdiction         (Commission           (IRS Employer
        of incorporation)             File Number)         Identification No.)


                 3174 Porter Drive, Palo Alto, California, 94304
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 855-0555


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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

     On September 21, 1998 (the "Closing Date"), Incyte Pharmaceuticals, Inc. ("Incyte") acquired all of the issued and outstanding share capital of Hexagen Limited, a company organized under the laws of England and Wales ("Hexagen"), pursuant to the Share Purchase Agreement, dated as of September 21, 1998, among Incyte, Hexagen and the shareholders of Hexagen (the "Share Purchase Agreement"). As of the Closing Date, (i) Hexagen became a wholly owned subsidiary of Incyte and (ii) Incyte exchanged an aggregate of 976,130 shares of Common Stock, $.001 par value, of Incyte ("Incyte Common Stock") and $5,000,000 in cash for all of the shares of Hexagen capital stock outstanding immediately prior to the Closing Date. The cash portion of the purchase price was provided from Incyte's existing cash balances. Pursuant to the Share Purchase Agreement, 247,959 shares of Incyte Common Stock issued to former Hexagen shareholders have been placed in escrow as security for any losses Incyte incurs or reasonably anticipates incurring by reason of breaches by Hexagen of covenants, representations or warranties contained in the Share Purchase Agreement.

     In addition, as of the Closing Date, each option to purchase Hexagen ordinary shares ("Hexagen Shares") outstanding immediately prior to the Closing and held by an employee of Hexagen was converted into an option to purchase Incyte Common Stock and Incyte assumed each such outstanding Hexagen stock option in accordance with the terms of Hexagen's 1996 Unapproved Share Option Plan (the "Option Plan") and the stock option agreement by which it is evidenced. The per-share exercise price for each such converted Hexagen stock option is equal to $2.03 per share of Incyte Common Stock. Incyte also entered into share exchange option agreements with each consultant to Hexagen holding an option to purchase Hexagen Shares, pursuant to which, upon exercise of such consultant's option to purchase Hexagen Shares, Incyte may exchange shares of Incyte Common Stock for such Hexagen Shares based on the exchange ratio provided for in the Share Purchase Agreement. An aggregate of 125,909 shares of Incyte Common Stock are issuable at $2.03 per share upon the exercise in full of all of the converted Hexagen options and pursuant to the consultant share exchange agreements.

     Pursuant to the Share Purchase Agreement, Incyte has agreed to use its reasonable efforts to file, and cause to become effective on or before March 20, 1999, a registration statement with the Securities and Exchange Commission covering the resale of up to 40% of the shares of Incyte Common Stock issued to each former shareholder of Hexagen pursuant to the Share Purchase Agreement.

     Hexagen has developed technology for rapid discovery of single nucleotide polymorphisms, which are believed to be important in determining an individual patient's susceptibility to disease or response to drugs. Hexagen will be a part of Incyte's Incyte Genetics division.

     The foregoing description of the Share Purchase Agreement is qualified in its entirety to the full text of such Share Purchase Agreement, a copy of which is attached hereto as an exhibit and which is incorporated herein by reference.


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Item 7. Financial Statements and Exhibits.
        ----------------------------------

    (a)   Financial Statements of Business Acquired.

          It is impractical to provide the required financial statements at the time of the filing of this Current Report on Form 8-K. Required financial statements will be filed on a Form 8-K/A as soon as practicable after the date hereof, but not later than December 4, 1998.

    (b)   Unaudited Pro Forma Financial Information.

          It is impractical to provide the required pro forma financial statements at the time of the filing of this Current Report on Form 8-K. Required pro forma financial statements will be filed on Form 8-K/A as soon as practicable after the date hereof, but not later than December 4, 1998.

    (c)   Exhibits

    2.1 Share Purchase Agreement, dated as of September 21, 1998, by and among Incyte Pharmaceuticals, Inc., Hexagen Limited and the shareholders of Hexagen Limited.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: October 6, 1998.


                                   INCYTE PHARMACEUTICALS, INC.



                                   By       /s/ Denise M. Gilbert
                                      -----------------------------------------

                                   Name         Denise M. Gilbert
                                        ---------------------------------------

                                   Title    Executive Vice President, CFO
                                         --------------------------------------


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                                INDEX TO EXHIBITS


 Exhibit
 Number                         Description
 ------                         -----------

  2.1 Share Purchase Agreement, dated as of September 21, 1998, by and among Incyte Pharmaceuticals, Inc., Hexagen Limited and the shareholders of Hexagen Limited [ ]

        The following schedules and exhibits to the Share Purchase Agreement have been omitted. Incyte will furnish copies of the omitted schedules and exhibits to the Commission upon request.

        Exhibit A - Form of Irrevocable Undertaking
        Exhibit D-1 - Form of Amendments to Hexagen plc Unapproved Share Option Plan 1996 (effective prior to Closing)
        Exhibit D-2 - Form of Amendments to Hexagen plc Unapproved Share Option Plan 1996 (effective upon Closing)
        Exhibit D-3 - Form of Option Exchange Agreement
        Exhibit D-4 - Form of Replacement Option Certificate
        Exhibit D-5 - Form of Option Release Deed
        Exhibit E - Form of Restrictive Covenants Agreement
        Schedule I  - Schedule of Consideration
        Schedule II - Schedule of Options to be Converted
        Schedule 2.2 - Post-Closing Directors and Officers of the Company; Resignations
        Schedule 7.3 - Schedule of Shareholders and Employees to be Parties to Restrictive Covenants Agreement and Employment Agreements



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